As filed with the Securities and Exchange Commission on August 10, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RUTH’S CHRIS STEAK HOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5812 (Primary Standard Industrial Classification Code Number)	72-1060618 (I.R.S. Employer Identification No.)

3321 Hessmer Avenue

Metairie, Louisiana 70002

(504) 454-6560

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig S. Miller

President and Chief Executive Officer

3321 Hessmer Avenue

Metairie, Louisiana 70002

(504) 454-6560

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

James S. Rowe Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601 Telephone: (312) 861-2000 Telecopy: (312) 861-2200	Christopher C. Paci Michael J. Schiavone Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 Telephone: (212) 848-4000 Telecopy: (212) 844-7179

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-124285

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee (1)(3)
Common Stock, par value $0.01 per share	$4,000	$0.48

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	The Registrant previously paid filing fees of $31,672.61 in connection with previous filings of the Registration Statement on Form S-1 (File No. 333-124285) and a Registration Statement on Form S-1 filed pursuant to Rule 462(b) (File No. 333-127323), which together contemplated a proposed maximum offering price of $269,096,000.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE

This registration statement is being filed by Ruth’s Chris Steak House, Inc. pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Registration No. 333-124285), including the exhibits thereto and each of the documents incorporated or deemed incorporated by reference therein, which was declared effective by the Securities and Exchange Commission on August 8, 2005 (the “Original Registration Statement”), are incorporated by reference into this Registration Statement in their entirety and are deemed to be a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Ruth’s Chris Steak House, Inc. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on August 10, 2005.

RUTH’S CHRIS STEAK HOUSE, INC.

By:	/S/ CRAIG S. MILLER
Craig S. Miller Executive Vice President and Chief Financial Officer

* * * *

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on August 10, 2005.

Signature	Title

/S/ CRAIG S. MILLER Craig S. Miller	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ THOMAS J. PENNISON, JR. Thomas J. Pennison, Jr.	Chief Financial Officer and Vice President, Finance (Principal Financial and Accounting Officer)

* Robin P. Selati	Director

* Carla Cooper	Director

* Bannus B. Hudson	Director

* Alan Vituli	Director

*By:	/s/ THOMAS J. PENNISON, JR.
Thomas J. Pennison, Jr., Attorney-in-Fact

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in Registration Statement No. 333-124285 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which is filed herewith.

Exhibit No.	Description

23.1	Consent of KPMG LLP.